UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

2201 4th Avenue North, Birmingham, Alabama 35203
(Address of Principal Executive Offices) (Zip Code)

(205) 870-4000
Registrant’s telephone number, including area code

3700 Colonnade Parkway, Suite 600, Birmingham, Alabama 35243
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2016, Infinity Property and Casualty Corporation’s (the “Company”) Board of Directors (the “Board”) increased the size of the Board by 1 directorship and elected Richard J. Bielen to fill the newly created vacancy with the term of such directorship beginning June 30, 2016, and expiring at the next annual meeting of shareholders. The Board has appointed Mr. Bielen to serve on the Board’s Audit, Executive, and Investment Committees. A copy of the press release announcing Mr. Bielen’s election to the Board is attached hereto as Exhibit 99.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99    Press release dated July 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PROPERTY AND CASUALTY CORPORATION

By:/s/ Samuel J. Simon
Name:    Samuel J. Simon

Title:	Executive Vice President and General Counsel

Date:    July 5, 2016